EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Brian Ruby, Creative Partners, +1 (203) 705-9218, bruby@creativepartners.com
Brian Carr, NYFIX, +1 (212) 809-3542, brian.carr@nyfix.com

NYFIX Announces Algorithmic Trading Solutions Group

NEW YORK, May 3, 2006 - NYFIX Transaction Services is pleased to announce the introduction of NYFIX EXecution & Algorithmic Solutions, or NEXAS, to brand, package and expand the firm’s algorithmic trading offerings.

NYFIX algorithms are in use today at more than 60 broker dealers and institutional investment firms. Through NEXAS, NYFIX Transaction Services will continue to develop and deliver off-the-shelf and customized algorithmic trading strategies to this established client base.

NEXAS provides an unprecedented combination of performance, neutrality, and anonymity to Broker/Dealers and Institutional Investors, bolstered by the fact that NYFIX Transaction Services does not employ traders or execute principally for its own account. In addition, NEXAS takes full advantage, when appropriate, of the hidden liquidity present in NYFIX’s alternative trading system, NYFIX Millennium.

NEXAS Packaged Algorithms include:

•
Millennium Optimizer - Capitalizes on NYFIX Millennium to execute orders to a deadline or the market close based on client preference. Execution tactics are based on historical price and volume plus predictions of market impact.

•	VWAP - Algorithmic tactic that attempts to match the VWAP in a given timeframe based on a deadline or the market close in accordance with client preference.

•	TWAP - Algorithmic tactic that attempts to match the time weighted value average price.

•	INLINE - Algorithmic tactic that attempts to capture a certain percent of the market based on a deadline or the market close in accordance with client preference.

•	Corporate Buyback - Algorithm that seeks to buy stock in order to minimize market impact and help satisfy SEC rule 10b-18.

Access to NEXAS offerings is available via NYFIX order management products including FIXTrader ®, Renaissance Market Maker™, and NYFIX Fusion™. Access is also available through a direct FIX connection as well as many third-party trading and order management systems. With seamless integration to many of the most popular trading front-ends on the street, NEXAS is now well positioned to offer NYFIX’s extensive infrastructure and trading engine to a more diverse pool of Broker Dealers and Institutions.

“Over the past two years NYFIX Transaction Services has steadily built its algorithmic execution capabilities while broadening its penetration of the Buy and Sell Side marketplace. Our clients recognize that NYFIX provides an unsurpassed level of technological expertise and discretion,” said Bob Gasser, CEO of NYFIX, Inc. and President of NYFIX Transaction Services. “Building out the NEXAS product suite is integral to the continued expansion of our Transaction, FIX Network, and OMS businesses, and we are confident that NEXAS can compete with the strongest offerings in this space.”

For more information on NEXAS please contact:

Broker Dealers - Dan Weingarten or Sean Malloy

Institutional Investors - Brian Pears

(212) 809-3542 or email info@nyfix.com

About NYFIX
NYFIX, Inc. through its subsidiaries provides electronic trading technology infrastructure and execution services to exchanges, brokerage firms and institutional investors. NYFIX products and services automate trading workflows by streamlining data entry and seamlessly integrate electronic order and execution handling. NYFIX offers a complete electronic desktop order management solution; stationary and wireless handheld exchange floor technology; FIX (Financial Information eXchange) Protocol messaging and monitoring tools and a high volume trade execution platform. Its products deliver straight-through processing ("STP") for front, middle and back office trade transaction processing. NYFIX maintains multiple data centers and an extensive network of electronic circuits that link industry participants for electronic trade communication and provides access to the global equities and derivatives financial markets.

NYFIX, a pioneer in FIX-based solutions, offers a FIX-compliant product suite. NYFIX's core technology, which includes equity solutions for listed and over-the-counter markets, derivatives and future products are complemented by NYFIX's broker-dealer operations, which offer its NYFIX Millennium® ATS and trade execution services. Headquartered in Stamford, Connecticut, NYFIX has additional offices in New York City, Chicago, San Francisco, and London.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to market and develop its products. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward- looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. All trademarks, trade names, logos, and service marks referenced herein belong to NYFIX, Inc.

SOURCE: NYFIX, Inc.

Please visit http://www.nyfix.com for more information about NYFIX.